UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2012 (April 20, 2012)

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, 35th Floor, New York, New York, 10019
(Address of principal executive offices, including zip code)

(212) 489-2100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On April 20, 2012, Delcath Systems, Inc. (the “Company”) entered into a four-year Loan and Security Agreement (the “Credit Agreement”) with Silicon Valley Bank (“SVB”), as lender. The Credit Agreement consists of a revolving credit facility in an amount equal to the lesser of $20,000,000 and the Company’s Borrowing Base (as defined in the Credit Agreement). In order to draw down on the facility, the Company will need to have at least the greater of (i) $15,000,000 in cash and cash equivalents in its account with SVB plus the amount of all outstanding obligations of the Company owed to SVB and (ii) trailing 3 months Cash Burn (as defined in the Credit Agreement) plus the amount of all outstanding obligations of the Company owed to SVB.

Borrowings under the Credit Agreement bear interest at a floating per annum rate equal to the United States Prime Rate (as published in The Wall Street Journal) plus 2.00% or 1.00%, based on the Company’s Adjusted Quick Ratio (as defined in the Credit Agreement). The Credit Agreement also requires that the Company pay SVB certain commitment fees on the unused portion of the revolving credit facility.

All obligations under the Credit Agreement, as well as the Company’s obligations under certain other agreements with SVB, are secured by substantially all of the Company’s assets. The Credit Agreement contains customary covenants, including, but not limited to, limitations on the ability of the Company and its subsidiaries to incur additional debt and liens, dispose of assets, and make certain investments and restricted payments.

The Credit Agreement also contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, material adverse effect, certain events of bankruptcy and insolvency, defaults based on certain judgments, defaults based on restraints on business, failure of any provision of any loan document to be in full force and effect, change of control, and certain ERISA defaults.  If an event of default occurs and is continuing, amounts due under the Credit Agreement may be accelerated and the commitments to extend credit thereunder terminated, and the rights and remedies of SVB under the Credit Agreement available under the applicable loan documents may be exercised, including rights with respect to the collateral securing the obligations under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such document.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: April 24, 2012	By:	/s/ Peter J. Graham
		Name:	Peter J. Graham
		Title:	Executive Vice President, General
Counsel, Global Human Resources